Registration Statement No. 333-180300-03
Filed Under the Securities Act of 1933, Rule 424(b)(2)
Product Supplement No. ETF STR-1
(To Prospectus dated March 23, 2012
and Prospectus Supplement dated March 23, 2012)
September 30, 2014

Strategic Accelerated Redemption Securities® Linked to One or More Exchange Traded Funds

•  Strategic Accelerated Redemption Securities® (the “notes”) are unsecured senior notes issued by Credit Suisse AG, acting through one of its branches (“Credit Suisse”).  Any payments due on the notes, including any repayment of principal, will be subject to the credit risk of Credit Suisse.

•  The notes do not guarantee the return of principal at maturity, and we will not pay interest on the notes.  Instead, the return on the notes will be based on the performance of an underlying “Market Measure,” which will be an exchange traded fund (an “Underlying Fund”) or a basket of Underlying Funds.

•  The notes will be automatically called if the Observation Level on any Observation Date is greater than or equal to the Call Level (each as defined below).  If called, you will receive a cash payment per unit (the “Call Amount”) that equals the principal amount plus the applicable Call Premium (as defined below).

•  At maturity, if the notes have not been called, and if the Ending Value is greater than or equal to the Threshold Value, you will receive a cash payment per unit (the “Redemption Amount”) that equals the principal amount.  However, if the Ending Value is less than the Threshold Value, you will be subject to 1-to-1 downside exposure to the decrease of the Market Measure below the Threshold Value.  In such case, you may lose all or a significant portion of the principal amount of your notes.

•  This product supplement describes the general terms of the notes, the risk factors to consider before investing, the general manner in which they may be offered and sold, and other relevant information.

•  For each offering of the notes, we will provide you with a pricing supplement (which we refer to as a “term sheet”) that will describe the specific terms of that offering, including the specific Market Measure, the Threshold Value, the Call Level, the Call Amount and the Call Premium for each Observation Date, and certain risk factors.  The term sheet will identify, if applicable, any additions or changes to the terms specified in this product supplement.

•  The notes will be issued in denominations of whole units.  Unless otherwise set forth in the applicable term sheet, each unit will have a principal amount of $10. The term sheet may also set forth a minimum number of units that you must purchase.

•  Unless otherwise specified in the applicable term sheet, the notes will not be listed on a securities exchange or quotation system.

•  Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) and one or more of its affiliates may act as our agents to offer the notes and will act in a principal capacity for your account.

The notes are unsecured and are not savings accounts, deposits, or other obligations of a bank. The notes are not insured by the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency of the United States, Switzerland, or any other jurisdiction.  Potential purchasers of the notes should consider the information in “Risk Factors” beginning on page PS-7 of this product supplement.  You may lose all or a significant portion of your investment in the notes.
None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement, the prospectus supplement, or the prospectus.  Any representation to the contrary is a criminal offense.

Merrill Lynch & Co.

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“Strategic Accelerated Redemption Securities®” is a registered service mark of Bank of America Corporation, the parent corporation of MLPF&S.

SUMMARY

The information in this “Summary” section is qualified in its entirety by the more detailed explanation set forth elsewhere in this product supplement, the prospectus supplement, and the prospectus, as well as the applicable term sheet. Neither we nor MLPF&S have authorized any other person to provide you with any information different from the information set forth in these documents. If anyone provides you with different or inconsistent information about the notes, you should not rely on it. You should assume that the information in this product supplement, the prospectus supplement, and prospectus, together with the term sheet, is accurate only as of the date on their respective front covers.

Key Terms:

General:
The notes are senior debt securities issued by Credit Suisse, and are not guaranteed or insured by the FDIC or any other governmental agency of the United States, Switzerland, or any other jurisdiction and are not secured by collateral.  They rank equally with all of our other unsecured senior debt from time to time outstanding.  Any payments due on the notes, including any repayment of principal, are subject to our credit risk.

The return on the notes will be based on the performance of a Market Measure and there is no guaranteed return of principal at maturity.  Therefore, you may lose all or a significant portion of your investment if the notes are not called prior to maturity, and the value of the Market Measure decreases from the Starting Value to an Ending Value that is less than the Threshold Value.
Each issue of the notes will mature on the date set forth in the applicable term sheet, unless the notes are automatically called on an earlier date. You should be aware that the automatic call feature may shorten the term of an investment in the notes, and you must be willing to accept that your notes may be called on any Observation Date.  You will not receive interest payments.

Market Measure:
The Market Measure will consist of one or more Underlying Funds.

The Market Measure may consist of a group, or “Basket,” of Underlying Funds.  We refer to each Underlying Fund included in any Basket as a “Basket Component.”  If the Market Measure to which your notes are linked is a Basket, the Basket Components will be set forth in the applicable term sheet.

Automatic Call:	The notes will be automatically called on an Observation Date if the Observation Level of the Market Measure on that Observation Date is greater than or equal to the Call Level.
Call Amount:
If your notes are called on an Observation Date, you will receive the Call Amount applicable to that Observation Date.  The Call Amount will be equal to the principal amount per unit plus the applicable “Call Premium.”  Each Call Premium will be a percentage of the principal amount and will be set forth in the applicable term sheet.  The Call Amount, if payable, will be payable on the applicable “Call Settlement Date” set forth in the applicable term sheet.

Market Measure Performance:
The performance of the Market Measure will be measured according to the percentage change of the Market Measure from its Starting Value to its Observation Level or Ending Value, as applicable.
Unless otherwise specified in the applicable term sheet:
The “Starting Value” will be the price of the Underlying Fund on the date when the notes are priced for initial sale to the public (the “pricing date”), determined as set forth in the applicable term sheet.

If the Market Measure consists of a Basket, the Starting Value will be equal to 100.  See “Description of the Notes—Basket Market Measures.”

The “Call Leve l” will be a value of the Market Measure that equals a specified percentage (100% or more) of the Starting Value.
The “Threshold Value” will be a value of the Market Measure that equals a specified percentage (100% or less) of the Starting Value.  The Threshold Value will be determined on the pricing date and set forth in the term sheet. If the Threshold Value is equal to 100% of the Starting Value, you will be exposed to any decrease in the value of the Market Measure from the Starting Value to the Ending Value on a 1-to-1 basis, and you may lose all of your investment in the notes.

The “Observation Level” will equal the Closing Market Price (as defined below) of the Underlying Fund on the applicable Observation Date multiplied by the Price Multiplier (as defined below) on that day. The “Observation Dates” will be set forth in the applicable term sheet, subject to postponement in the event of Market Disruption Events. See “Description of the Notes—Automatic Call.”

The “Ending Value” will equal the Observation Level on the final Observation Date.
If the Market Measure consists of a Basket, each Observation Level and the Ending Value will be the value of the Basket on the applicable Observation Date, determined as described in “Description of the Notes—Basket Market Measures—Observation Level of the Basket.”

If a Market Disruption Event (as defined below) occurs and is continuing on an Observation Date, or if certain other events occur, the calculation agent will determine the Observation Levels and the Ending Value as set forth in the section “Description of the Notes—Automatic Call” or “—Basket Market Measures—Observation Level of the Basket.”

Price Multiplier:
Unless otherwise set forth in the term sheet, the “Price Multiplier” for each Underlying Fund will be one, and will be subject to adjustment for certain corporate events relating to an Underlying Fund described below under “Description of the Notes—Anti-Dilution and Discontinuance Adjustments.”

Redemption Amount at Maturity:
If the notes are not called and the Ending Value is greater than or equal to the Threshold Value, at maturity, you will receive a Redemption Amount that is equal to the principal amount. If the Ending Value is less than the Threshold Value, you will be subject to 1-to-1 downside exposure to the decrease of the Market Measure below the Threshold Value, and you will receive a Redemption Amount that is less than the principal amount.

Any payments due on the notes, including repayment of principal, are subject to our credit risk as issuer of the notes.
The Redemption Amount, denominated in U.S. dollars, will be calculated as follows:

Principal at Risk:
You may lose all or a significant portion of the principal amount of the notes.  Further, if you sell your notes prior to maturity, the market value per note may be less than the price that you paid for the notes.

Calculation Agent:
The calculation agent will make all determinations associated with the notes, including determining the Starting Value, the Call Level, the Threshold Value, the Observation Level on each Observation Date, the Ending Value, whether the notes will be called, and the Redemption Amount.  We may act as the calculation agent, or we may appoint MLPF&S or one of its affiliates to act as the calculation agent for the notes.  Alternatively, we and MLPF&S or one of its affiliates may act as joint calculation agents for the notes. See the section entitled “Description of the Notes—Role of the Calculation Agent.”

Agents:
MLPF&S and one or more of its affiliates will act as our agents in connection with each offering of the notes and will receive an underwriting discount based on the number of units of the notes sold.  None of the agents is your fiduciary or advisor solely as a result of the making of any offering of the notes, and you should not rely upon this product supplement, the term sheet, or the accompanying prospectus or prospectus supplement as investment advice or a recommendation to purchase the notes.

Listing:	Unless otherwise specified in the applicable term sheet, the notes will not be listed on a securities exchange or quotation system.

This product supplement relates only to the notes and does not relate to any Underlying Fund described in any term sheet.  You should read carefully the entire prospectus, prospectus supplement, and product supplement, together with the applicable term sheet, to understand fully the terms of your notes, as well as the tax and other considerations important to you in making a decision about whether to invest in any notes.  In particular, you should review carefully the section in this product supplement entitled “Risk Factors,” which highlights a number of risks of an investment in the notes, to determine whether an investment in the notes is appropriate for you.  If information in this product supplement is inconsistent with the prospectus or prospectus supplement, this product supplement will supersede those documents.  However, if information in any term sheet is inconsistent with this product supplement, that term sheet will supersede this product supplement.

Neither we nor any agent is making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. This product supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these notes to anyone and are not soliciting an offer to buy these notes from anyone in any jurisdiction where the offer or sale is not permitted.

Certain capitalized terms used and not defined in this product supplement have the meanings ascribed to them in the prospectus supplement and prospectus.  Unless otherwise indicated or unless the context requires otherwise, all references in this product supplement to “we,” “us,” “our,” or similar references are to Credit Suisse. Credit Suisse, a corporation established under the laws of, and licensed as a bank in, Switzerland, is a wholly-owned subsidiary of Credit Suisse Group AG.

You are urged to consult with your own attorneys and business and tax advisors before making a decision to purchase any notes.

RISK FACTORS

Your investment in the notes is subject to significant investment risks, many of which differ from those of a conventional debt security.  Your decision to purchase the notes should be made only after carefully considering the risks, including those discussed below, in light of your particular circumstances.  The notes are not an appropriate investment for you if you are not knowledgeable about the material terms of the notes or investments in equity or equity-based securities in general.

General Risks Relating to the Notes

If the notes are not called, your investment may result in a loss; there is no guaranteed return of principal.  There is no fixed principal repayment amount on the notes at maturity.  The return on the notes will be based on the performance of the Market Measure. If the notes are not called and the Ending Value is less than the Threshold Value, then you will receive a Redemption Amount at maturity that will be less than the principal amount of your notes and, if the Threshold Value is equal to 100% of the Starting Value, could be zero. You may lose all or a significant portion of your investment.

Your return on the notes may be less than the yield on a conventional fixed or floating rate debt security of comparable maturity.  There will be no periodic interest payments on the notes as there would be on a conventional fixed-rate or floating-rate debt security having the same maturity.  Any return that you receive on the notes may be less than the return you would earn if you purchased a conventional debt security with the same maturity date.  As a result, your investment in the notes may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money.

Your investment return, if any, is limited to the applicable Call Premium and may be less than a comparable investment directly in the Market Measure.  Your return on the notes will only be positive if the notes are called and, in that case, will be equal to the applicable Call Premium.  In contrast, a direct investment in the Market Measure (or any securities, commodities or other assets held by the Market Measure) would allow you to receive the full benefit of any appreciation in the value of the Market Measure (or those underlying assets).

In addition, unless otherwise set forth in the applicable term sheet and this product supplement under “Description of the Notes—Anti-Dilution and Discontinuance Adjustments,” the Observation Levels and the Ending Value will not reflect the value of dividends paid, or distributions made, on an Underlying Fund or any other rights associated with the Underlying Fund.  Thus, any return on the notes will not reflect the return you would realize if you actually owned shares of an Underlying Fund.

Additionally, the Market Measure may consist of one or more Underlying Funds that hold securities or commodities traded in a non-U.S. currency.  If the value of that currency strengthens against the U.S. dollar during the term of your notes, you may not obtain the benefit of that increase, which you would have received if you had owned those underlying assets.

Payments on the notes are subject to our credit risk, and actual or perceived changes in our creditworthiness are expected to affect the value of the notes.  The notes are our senior unsecured debt securities.  As a result, your receipt of the amount payable to you upon an automatic call or at maturity is dependent upon our ability to repay our obligations on the applicable Call Settlement Date or maturity date, regardless of whether the

Market Measure increases from the Starting Value to the applicable Observation Level or the Ending Value.  No assurance can be given as to what our financial condition will be on the applicable payment date. If we become unable to meet our financial obligations as they become due, you may not receive the amounts payable under the terms of the notes.

In addition, our credit ratings are an assessment by ratings agencies of our ability to pay our obligations.  Consequently, our perceived creditworthiness and actual or anticipated decreases in our credit ratings or increases in the spread between the yield on our securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the maturity date may adversely affect the market value of the notes.  However, because your return on the notes depends upon factors in addition to our ability to pay our obligations, such as the value of the Market Measure, an improvement in our credit ratings will not reduce the other investment risks related to the notes.

Our initial estimated value of the notes will be determined based on our proprietary pricing models, and may not be comparable to estimated values of similar notes of other issuers. The initial estimated value of the notes, which will be set forth in the applicable term sheet, is an estimate only, determined as of a particular point in time by reference to our proprietary pricing models. These pricing models consider certain factors, such as our internal funding rate on the pricing date, interest rates, volatility of the Market Measure and time to maturity of the notes, and they rely in part on certain assumptions about future events, which may prove to be incorrect. Because our pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by us (even among issuers with similar creditworthiness), our estimated value may not be comparable to estimated values of similar notes of other issuers.

Our internal funding rate for market-linked notes is typically lower than our secondary market credit rates. Because we will use our internal funding rate to determine the value of the theoretical bond component, if on the pricing date our internal funding rate is lower than our secondary market credit rates, the initial estimated value of the notes will be greater than if we used our secondary market credit rates in valuing the notes.

The public offering price you pay for the notes will exceed the initial estimated value. This is due to, among other transaction costs, the inclusion in the public offering price of the underwriting discount and an expected hedging related charge.

Assuming no change in market conditions or other relevant factors after the pricing date, the market value of your notes may be lower than the price you paid for them and lower than the initial estimated value. This is due to, among other things, the inclusion in the public offering price of the underwriting discount and an expected hedging related charge and the internal funding rate we use in pricing the notes. These factors, together with customary bid ask spreads, other transaction costs and various credit, market and economic factors over the term of the notes, including changes in the value of the Market Measure, are expected to reduce the price at which you may be able to sell the notes in any secondary market and will affect the value of the notes in complex and unpredictable ways.

The initial estimated value does not represent a minimum or maximum price at which we, MLPF&S or any of our affiliates would be willing to purchase your notes in any secondary market (if any exists) at any time. MLPF&S has advised us that any repurchases by them or their affiliates are expected to be made at prices determined by reference to their pricing models and at their discretion, and these prices will include MLPF&S’s trading commissions and mark-ups.  If you sell your notes to a dealer other than MLPF&S in a secondary market transaction, the dealer may impose its own discount or commission. MLPF&S has also advised us that, at its discretion and for your benefit, assuming no changes in market conditions after the pricing date, MLPF&S may offer to buy the notes in the secondary market at a price that may exceed the initial estimated value of the notes for a short initial period after the issuance of the notes. That higher price reflects costs that are expected to be included in the public offering price of the notes, and that higher price may also be initially used for account statements or otherwise. There is no assurance that any party will be willing to purchase your notes at any price in any secondary market.

We cannot assure you that there will be a trading market for your notes.  If a secondary market exists, we cannot predict how the notes will trade, or whether that market will be liquid or illiquid.  The development of a trading market for the notes will depend on various factors, including our financial performance and changes in the value of the Market Measure.  The number of potential buyers of your notes in any secondary market may be limited.  There is no assurance that any party will be willing to purchase your notes at any price in any secondary market.

We anticipate that one or more of the agents will act as a market-maker for the notes that it offers, but none of them is required to do so and may cease to do so at any time.  Any price at which an agent may bid for, offer, purchase, or sell any of the notes may be higher or lower than the applicable public offering price, and that price may differ from the values determined by pricing models that it may use, whether as a result of dealer discounts, mark-ups, or other transaction costs.  These bids, offers, or transactions may affect the prices, if any, at which the notes might otherwise trade in the market.  In addition, if at any time any agent were to cease acting as a market-maker for any issue of the notes, it is likely that there would be significantly less liquidity in that secondary market.  In such a case, the price at which those notes could be sold likely would be lower than if an active market existed.

Unless otherwise stated in the term sheet, we will not list the notes on any securities exchange.  Even if an application were made to list your notes, we cannot assure you that the application will be approved or that your notes will be listed and, if listed, that they will remain listed for their entire term.  The listing of the notes on any securities exchange will not necessarily ensure that a trading market will develop, and if a trading market does develop, that there will be liquidity in the trading market.

The amount you receive at maturity or upon a call will not reflect changes in the value of the Market Measure other than on the applicable Observation Date.  Changes in the value of the Market Measure during the term of the notes other than on the applicable Observation Date will not be reflected in determining whether the notes will be automatically called or the calculation of the Redemption Amount.  To make that determination or calculation, the calculation agent will refer only to the value of the Market Measure on the applicable Observation Dates.  No other values of the Market Measure will be taken into account.  As a result, even if the value of the Market Measure has increased at certain times during the term of the notes before or after decreasing to a value below the Call Level on each Observation Date or the Threshold Value on the final Observation Date, your notes will not be called, and you will receive a Redemption Amount that is less than the principal amount.

If your notes are linked to a Basket, changes in the prices of one or more of the Basket Components may be offset by changes in the prices of one or more of the other Basket Components.  The Market Measure of your notes may be a Basket.  In such a case, changes in the prices of one or more of the Basket Components may not correlate with changes in the prices of one or more of the other Basket Components.  The prices of one or more Basket Components may increase, while the prices of one or more of the other Basket Components may decrease or not increase as much. Therefore, in calculating the value of the Market Measure at any time, increases in the price of one Basket Component may be moderated or wholly offset by decreases or lesser increases in the prices of one or more of the other Basket Components.  If the weightings of the applicable Basket Components are not equal, adverse changes in the prices of the Basket Components which are more heavily weighted could have a greater impact upon your notes.

Exchange rate movements may impact the value of the notes.  If an Underlying Fund holds securities or commodities traded in a currency other than U.S. dollars and the shares of the Underlying Fund are traded in U.S. dollars, then the applicable Observation Level will depend in part on the relevant exchange rates.  If the value of the U.S. dollar strengthens against the currencies of those underlying assets, the price of the Underlying Fund may be adversely affected.  In that case, the value of the Market Measure may not reach the applicable Call Level as of any Observation Date or the Threshold Value as of the final Observation Date.  Therefore, your notes may not be called and the Redemption Amount may be less than the principal amount.

Exchange rate movements may be particularly impacted by existing and expected rates of inflation and interest rate levels, political, civil or military unrest, the balance of payments between countries, and the extent of governmental surpluses or deficits in the relevant countries and the United States.  All of these factors are in turn sensitive to the monetary, fiscal, and trade policies pursued by the governments of those countries and the United States and other countries important to international trade and finance.

If you attempt to sell the notes prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount.  The limited protection against the risk of losses provided by the Threshold Value, if any, will only apply if you hold the notes to maturity.  You have no right to have your notes redeemed at your option prior to maturity.  If you wish to liquidate your investment in the notes prior to maturity, your only option would be to sell them.  At that time, there may be an illiquid market for your notes or no market at all.  Even if you were able to sell your notes, there are many factors outside of our control that may affect their market value, some of which, but not all, are stated below.  The impact of any one factor may be offset or magnified by the effect of another factor.  The following paragraphs describe a specific factor’s expected impact on the market value of the notes, assuming all other conditions remain constant.

•
Value of the Market Measure.  We anticipate that the market value of the notes prior to maturity generally will depend to a significant extent on the value of the Market Measure.  In general, it is expected that the market value of the notes will decrease as the value of the Market Measure decreases, and increase as the value of the Market Measure increases.  However, as the value of the Market Measure increases or decreases, the market value of the notes is not expected to increase or decrease at the same rate. If you sell your notes when the value of the Market Measure is less than, or not sufficiently above, the applicable Starting Value or Call Level, then you may receive less than the principal amount of your notes.

In addition, because the return on the notes will not exceed the applicable Call Premium, we do not expect that the notes will trade in any secondary market prior to any Observation Date at a price that is greater than the applicable Call Amount.

•	Volatility of the Market Measure. Volatility is the term used to describe the size and frequency of market fluctuations. Increases or decreases in the volatility of the Market

Measure may have an adverse impact on the market value of the notes. Even if the value of the Market Measure increases after the applicable pricing date, if you are able to sell your notes before their maturity date, you may receive substantially less than the amount that would be payable on any Call Settlement Date or at maturity based on that value because of the anticipation that the value of the Market Measure will continue to fluctuate until the notes are called, if applicable, or the final Observation Date.

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Economic and Other Conditions Generally.  The general economic conditions of the capital markets in the United States, as well as geopolitical conditions and other financial, political, regulatory, and judicial events and related uncertainties that affect stock markets generally, may affect the value of the Market Measure and the market value of the notes.  If the Market Measure includes one or more Underlying Funds that hold securities or commodities traded in one or more non-U.S. markets (a “non-U.S. Market Measure”), the value of your notes may also be affected by similar events in the markets of the relevant foreign countries.

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Interest Rates.  We expect that changes in interest rates will affect the market value of the notes.  In general, if U.S. interest rates increase, we expect that the market value of the notes will decrease, and conversely, if U.S. interest rates decrease, we expect that the market value of the notes will increase.  In general, we expect that the longer the amount of time that remains until maturity, the more significant the impact of these changes will be on the value of the notes.  In the case of non-U.S. Market Measures, the level of interest rates in the relevant foreign countries may also affect their economies and, in turn, the value of the non-U.S. Market Measure, and, thus, the market value of the notes may be adversely affected.

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Dividend Yields.  In general, if cumulative dividend yields on securities held by the Market Measure increase, we anticipate that the market value of the notes will decrease; conversely, if those dividend yields decrease, we anticipate that the market value of your notes will increase.

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Exchange Rate Movements and Volatility.  If the Market Measure of your notes includes any non-U.S. Market Measures, changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency or currencies could have a negative impact on the value of your notes, and each Observation Level may depend in part on the relevant exchange rates.  In addition, the correlation between the relevant exchange rate and any applicable non-U.S. Market Measure reflects the extent to which a percentage change in that exchange rate corresponds to a percentage change in the applicable non-U.S. Market Measure, and changes in these correlations may have a negative impact on the value of your notes.

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Our Financial Condition and Creditworthiness.  Our perceived creditworthiness, including any increases in our credit spreads and any actual or anticipated decreases in our credit ratings, may adversely affect the market value of the notes. In general, we expect the longer the amount of time that remains until maturity, the more significant the impact will be on the value of the notes.  However, because the value of the notes depends upon factors in addition to Credit Suisse’s ability to pay its obligations, such as the value of the Market Measure, a decrease in our credit spreads or an improvement in our credit ratings will not reduce the other investment risks related to the notes or necessarily increase the market value of the notes.

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Time to Maturity or Next Observation Date.  There may be a disparity between the market value of the notes prior to maturity or prior to an Observation Date, as applicable, and their value at maturity or as of the next Observation Date. This disparity is often called a time “value,” “premium,” or “discount,” and reflects expectations concerning the value of the Market Measure during the term of the notes. As the time to maturity or the next Observation Date decreases, this disparity may decrease, such that the value of the notes will approach the expected Redemption Amount to be paid at maturity, or if applicable, the Call Amount to be paid at the next Call Settlement Date.

Trading and hedging activities by us, the agents, and our respective affiliates may affect your return on the notes and their market value.  We, the agents, and our respective affiliates may buy or sell shares of any Underlying Fund or any of its underlying assets, or futures or options contracts on any Underlying Fund or any of its underlying assets, or other listed or over-the counter derivative instruments linked to any Underlying Fund or any of its underlying assets.  We may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the notes.  These transactions could affect the value of an Underlying Fund in a manner that could be adverse to your investment in the notes.  On or before the applicable pricing date, any purchases by us (including those for the purpose of hedging our obligations under the notes) may increase the value of an Underlying Fund.  Consequently, the value of that Underlying Fund may decrease subsequent to the pricing date of an issue of the notes, and may adversely affect the market value of the notes.

We, the agents, or one or more of our respective affiliates may also engage in hedging activities for business reasons generally and in anticipation of the sale of the notes.  From time to time, we, the agents, and our respective affiliates may enter into additional hedging transactions or unwind those that we or they have entered into and may liquidate or close out a portion of these holdings at or about the time of maturity of the notes or the Observation Dates. These hedging activities may decrease the value of the Market Measure prior to maturity of the notes, including on each Observation Date, and may affect whether the notes will be called on an Observation Date or may reduce the Redemption Amount.

Furthermore, we, the agents, and our respective affiliates may purchase or otherwise acquire a long or short position in the notes, and may hold or resell the notes.  For example, the agents may enter into these transactions in connection with any market making activities in which they engage.  We cannot assure you that these activities will not adversely affect the value of the Market Measure, the market value of your notes prior to maturity, whether the notes will be called, or the Redemption Amount.

Our trading, hedging and other business activities, and those of the agents, may create conflicts of interest with you.  We, the agents, or one or more of our respective affiliates may engage in trading activities related to an Underlying Fund that are not for your account or on your behalf.  We, the agents, or one or more of our respective affiliates also may issue or underwrite other financial instruments with returns based upon an Underlying Fund.  In addition, in the ordinary course of their business activities, the agents and their affiliates may hold and trade our or our affiliates’ debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers.  Certain of the agents or their affiliates may also have a lending relationship with us. In order to hedge such exposure, the agents may enter into transactions such as the purchase of credit default swaps or the creation of short positions in our or our affiliates’ securities, including potentially the notes.  Any such short positions could adversely affect future trading prices of the notes. These trading and other business activities may present a conflict of interest between your interest in the notes and the interests we, the agents, and our respective affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management.  These trading and other business activities, if they influence the value of the Market Measure or secondary trading in your notes, could be adverse to your interests as a beneficial owner of the notes.

We, the agents, and one or more of our respective affiliates expect to enter into arrangements or adjust or close out existing transactions to hedge our obligations under the notes.  We, the agents, or our respective affiliates also may enter into hedging transactions relating to other notes or instruments that we or they issue, some of which may have returns calculated in a manner related to that of a particular issue of the notes.  We may enter into such hedging arrangements with one or more of our subsidiaries or affiliates, or with one or more of the agents or their affiliates.  Such a party may enter into additional hedging transactions with other parties relating to the notes and an Underlying Fund.  This hedging activity is expected to result in a profit to those engaging in the hedging activity, which could be more or less than initially expected, or the hedging activity could also result in a loss.  We, the agents, and our respective affiliates will price these hedging transactions with the intent to realize a profit, regardless of whether the value of the notes increases or decreases. Any profit in connection with such hedging activities will be in addition to any other compensation that we, the agents, and our respective affiliates receive for the sale of the notes, which creates an additional incentive to sell the notes to you.

There may be potential conflicts of interest involving the calculation agent.  We have the right to appoint and remove the calculation agent.  We may be the calculation agent or act as joint calculation agent for the notes and, as such, will determine the Starting Value, the Call Level, the Threshold Value, each Observation Level, the Ending Value, whether the notes will be called, and the Redemption Amount.  Under some circumstances, these duties could result in a conflict of interest between our status as issuer and our responsibilities as calculation agent.  These conflicts could occur, for instance, in connection with the calculation agent’s determination as to whether a Market Disruption Event has occurred, or in connection with judgments that the calculation agent would be required to make if certain corporate events occur with respect to any Underlying Fund.  See the sections entitled “Description of the Notes—Market Disruption Events” and “—Anti-Dilution and Discontinuance Adjustments.”  The calculation agent will be required to carry out its duties in good faith and using its reasonable judgment.  However, because we may serve as the calculation agent, potential conflicts of interest could arise.

In addition, we may appoint MLPF&S or one of its affiliates to act as the calculation agent or as joint calculation agent for the notes.  As the calculation agent or joint calculation agent, MLPF&S or one of its affiliates will have discretion in making various determinations that affect your notes.  The exercise of this discretion by the calculation agent could adversely affect the value of your notes and may present the calculation agent with a conflict of interest of the kind described under “—Trading and hedging activities by us, the agents, and our respective affiliates may affect your return on the notes and their market value” and “—Our trading, hedging and other business activities, and those of the agents, may create conflicts of interest with you” above.

The U.S. federal income tax consequences of an investment in the notes are uncertain, and may be adverse to a holder of the notes. No statutory, judicial, or administrative authority directly addresses the characterization of the notes or securities similar to the notes for U.S. federal income tax purposes.  As a result, significant aspects of the U.S. federal income tax consequences of an investment in the notes are not certain.  Under the terms of the notes, you will have agreed with us to treat the notes as prepaid financial contracts, with respect to the Market Measure, as described under “Material U.S. Federal Income Tax Considerations.”  If the U.S. Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the notes, the timing and character of gain or loss with respect to the notes may differ. No ruling has been requested from the IRS with respect to the notes and no assurance can be given that the IRS will agree with the statements made in the section entitled “Material U.S. Federal Income Tax Considerations.”  Additionally, in Notice 2008-2, the IRS and the Treasury Department stated they are considering issuing new regulations or other guidance on whether holders of an instrument such as the notes should be required to accrue income during the term of the instrument. Accordingly, it is possible that regulations or other guidance may be issued that require holders of the notes to recognize income in respect of the notes prior to receipt of any payments thereunder or redemption, sale or exchange thereof.  Any regulations or other guidance that may be issued could result in income and gain (either at maturity or upon redemption, sale or exchange) in respect of the notes being treated as ordinary income.  It is also possible that a Non-U.S. Holder of the notes could be subject to U.S. withholding tax in respect of the notes under such regulations or other guidance.  It is not possible to determine whether such regulations or other guidance will apply to your notes (possibly on a retroactive basis).  More recently, on February 26, 2014, the Chairman of the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments.  If enacted as proposed, the effect of that legislation generally would be to require instruments such as the notes acquired after December 31, 2014, or any notes held after December 31, 2019, to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.  You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISOR REGARDING ALL ASPECTS OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF INVESTING IN THE NOTES.

Risks Relating to an Underlying Fund

The respective sponsor, publisher, or investment adviser of an Underlying Fund or an Underlying Index (each, a “Market Measure Publisher”) may adjust the Underlying Fund or the Underlying Index in a way that affects its value, and they have no obligation to consider your interests. A Market Measure Publisher can change the investment policies of the applicable Underlying Fund or the policies concerning the calculation of the applicable Underlying Fund’s net asset value, or add, delete, or substitute the underlying assets held by the Underlying Fund or the components included in an Underlying Index, as the case may be, or make other methodological changes that could change the value of that Underlying Fund or Underlying Index. Additionally, a Market Measure Publisher may alter, discontinue, or suspend calculation or dissemination of its Underlying Fund, the net asset value of its Underlying Fund, or the Underlying Index. Any of these actions could adversely affect the value of your notes. This could also result in the early redemption of your notes. See “Description of the Notes—Anti-Dilution and Discontinuance Adjustments—Discontinuance of an Underlying Fund.” The Market Measure Publishers will have no obligation to consider your interests in calculating or revising any Underlying Fund or Underlying Index.

You must rely on your own evaluation of the merits of an investment linked to any Underlying Fund.  In the ordinary course of their businesses, we, the agents, and our respective affiliates may have expressed views on expected movements in an Underlying Fund, any of its underlying assets, or the index tracked by an Underlying Fund (the “Underlying Index”), and may do so in the future.  These views or reports may be communicated to our clients and clients of these entities.  However, these views are subject to change from time to time.  Moreover, other professionals who deal in markets relating to an Underlying Fund may at any time have significantly different views from our views and the views of these entities.  For these reasons, you are encouraged to derive information concerning an Underlying Fund from multiple sources, and you should not rely on our views or the views expressed by these entities.

There are liquidity and management risks associated with an Underlying Fund.  Although shares of an Underlying Fund will be listed for trading on a securities exchange and a number of similar products have been traded on various exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of any Underlying Fund or that there will be liquidity in the trading market.

An Underlying Fund is subject to management risk, which is the risk that the investment adviser’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results.

The performance of an Underlying Fund and the performance of its Underlying Index may vary.  An exchange traded fund is generally designed to track the performance of an Underlying Index.  The performance of an Underlying Fund and that of its Underlying Index generally will vary due to, for example, transaction costs, management fees, certain corporate actions, and timing variances.  Moreover, it is also possible that the performance of an Underlying Fund may not fully replicate or may, in certain circumstances, diverge significantly from the performance of its Underlying Index. This could be due to, for example, the Underlying Fund not holding all or substantially all of the underlying assets included in the Underlying Index and/or holding assets that are not included in the Underlying Index, the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments held by the Underlying Fund, differences in trading hours between the Underlying Fund (or the underlying assets held by the Underlying Fund) and the Underlying Index, or due to other circumstances.  This variation in performance is called the “tracking error,” and, at times, the tracking error may be significant.

In addition, because the shares of an Underlying Fund are traded on a securities exchange and are subject to market supply and investor demand, the market price of one share of the Underlying Fund may differ from its net asset value per share; shares of the Underlying Fund may trade at, above, or below its net asset value per share.

For the foregoing reasons, the performance of an Underlying Fund may not match the performance of its Underlying Index over the same period.  Because of this variance, the return on the notes to the extent dependent on the performance of the Underlying Fund may not be the same as an investment directly in the securities, commodities, or other investments included in the Underlying Index or the same as a debt security with a payment at maturity linked to the performance of the Underlying Index.

Risks associated with the applicable Underlying Index, or underlying assets of an Underlying Fund, will affect the price of that Underlying Fund and hence, the value of the notes.  Exchange traded funds are funds which may hold a variety of underlying assets, including stocks, bonds, commodities or derivative instruments, and which performance may be designed to track the performance of an Underlying Index.  While the notes are linked to an Underlying Fund and not to its underlying assets or Underlying Index, risks associated with its underlying assets or Underlying Index will affect the share price of that Underlying Fund and hence the value of the notes.  Some of the risks that relate to an Underlying Index include those discussed below in this product supplement in relation to equity based- and commodity-based Underlying Funds, which you should review before investing in the notes.

You will have no rights as a security holder, you will have no rights to receive any shares of any Underlying Fund or any underlying assets held by any Underlying Fund,

and you will not be entitled to dividends or other distributions by any Underlying Fund.  The notes are our debt securities.  They are not equity instruments, shares of stock, or securities of any other issuer.  Investing in the notes will not make you a holder of shares of any Underlying Fund or any of its underlying assets.  You will not have any voting rights, any rights to receive dividends or other distributions, any rights against the investment advisor or manager of any Underlying Fund, or any other rights with respect to any Underlying Fund or those underlying assets.  As a result, the return on your notes may not reflect the return you would realize if you actually owned those shares or underlying assets and received the dividends paid or other distributions made in connection with them.  Your notes will be paid in cash and you have no right to receive delivery of shares of any Underlying Fund or any of its underlying assets.

If an Underlying Fund holds underlying assets traded on foreign exchanges, time zone differences may create discrepancies between the values of those underlying assets and the value of the notes.  As a result of the time zone difference, if applicable, between the cities where the securities or commodities held by an Underlying Fund trade and the cities in which shares of that Underlying Fund are traded, there may be discrepancies between the values of the relevant underlying assets and the trading prices of that Underlying Fund.  In addition, there may be periods when the foreign exchange markets are closed for trading (for example during holidays in a country other than the United States) that may result in the values of the relevant non-U.S. underlying assets remaining unchanged for multiple trading days in the locations where the notes (or any related Underlying Fund) trade.  Conversely, there may be periods in which the foreign exchange markets are open, but the securities markets in which the notes (or any related Underlying Fund) trade are closed.

The payment on the notes will not be adjusted for all corporate events that could affect an Underlying Fund.  The Price Multiplier, the Observation Levels, the Ending Value, the Redemption Amount, and other terms of the notes may be adjusted for the specified corporate events affecting any Underlying Fund, as described in the section entitled “Description of the Notes—Anti-Dilution and Discontinuance Adjustments.”  However, these adjustments do not cover all corporate events that could affect the market price of an Underlying Fund.  The occurrence of any event that does not require the calculation agent to adjust the Price Multiplier or the amount paid to you at maturity or upon a call may adversely affect the Closing Market Price of an Underlying Fund, the Observation Levels, the Ending Value, whether the notes will be called, and the Redemption Amount, and, as a result, the market value of the notes.

Risks Relating to Equity-Based Underlying Funds

If an Underlying Fund holds equity securities traded on foreign exchanges, your return may be affected by factors affecting international securities markets.  The value of securities traded outside of the U.S. may be adversely affected by a variety of factors relating to the relevant securities markets.  Factors which could affect those markets, and therefore the return on your notes, include:

•
Market Volatility.  The relevant foreign securities markets may be more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets.

•
Political, Economic, and Other Factors.  The prices and performance of securities of companies in foreign countries may be affected by political, economic, financial, and social factors in those regions.  Direct or indirect government intervention to stabilize a particular securities market and cross-shareholdings in companies in the relevant foreign markets may affect prices and the volume of trading in those markets.  In addition, recent or future changes in government, economic, and fiscal policies in the relevant jurisdictions, the possible imposition of, or changes in, currency exchange laws, or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could negatively affect the relevant securities markets.  The relevant foreign economies may differ favorably or unfavorably from the U.S. economy in economic factors such as growth of gross national product, rate of inflation, capital reinvestment, resources, and self-sufficiency.

In particular, many emerging nations are undergoing rapid change involving the restructuring of economic, political, financial and legal systems. Regulatory and tax environments may be subject to change without review or appeal, and many emerging markets suffer from underdevelopment of capital markets and tax systems.  In addition, in some of these nations, issuers of the relevant securities face the threat of expropriation of their assets and/or nationalization of their businesses.  The economic and financial data about some of these countries may be unreliable.

•
Publicly Available Information.  There is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the SEC.  In addition, accounting, auditing, and financial reporting standards and requirements in foreign countries differ from those applicable to U.S. reporting companies.

Unless otherwise set forth in the applicable term sheet, we and the agents do not control any Underlying Fund or any company whose securities are held by an Underlying Fund and are not responsible for any disclosure made by any other company.  We, the agents or our respective affiliates currently, or in the future, may engage in business with the Market Measure Publishers and companies whose securities are held by an Underlying Fund, and we, the agents or our respective affiliates may from time to time own securities of those companies.  However, none of us, the agents, or any of our respective affiliates have the ability to control any actions of any of those companies or have undertaken any independent review of, or made any due diligence inquiry with respect to, any of those companies, unless (and only to the extent that) the securities of us, the agents, or our respective affiliates are held by an Underlying Fund.  You should make your own investigation into an Underlying Fund.

Our business activities and those of the agents relating to any companies included in an Underlying Fund or the notes may create conflicts of interest with you.  We, the agents and our respective affiliates, at the time of any offering of the notes or in the future, may engage in business with any companies included in an Underlying Fund, including making loans to, equity investments in, or providing investment banking, asset management, or other services to those companies, their affiliates, and their competitors.

In connection with these activities, any of these entities may receive information about those companies that we will not divulge to you or other third parties.  We, the agents, and our respective affiliates have published, and in the future may publish, research reports on one or more of these companies.  The agents may also publish research reports relating to our or our affiliates’ securities, including the notes. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding your notes.  Any of these activities may affect the market value of your notes.  None of us, the agents, or our respective affiliates makes any representation to any purchasers of the notes regarding any matters whatsoever relating to any companies included in an Underlying Fund. Any prospective purchaser of the notes should undertake an independent investigation of those companies to a level that, in its judgment, is appropriate to make an informed decision regarding an investment in the notes. The selection of an Underlying Fund does not reflect any investment recommendations from us, the agents, or our respective affiliates.

Risks Relating to Commodity-Based Underlying Funds

The prices of commodities held by an Underlying Fund may change unpredictably, affecting the value of your notes in unforeseeable ways.  Trading in commodities and futures contracts is speculative and can be extremely volatile.  Their market prices may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; weather; agriculture; trade; fiscal, monetary, and exchange control programs; domestic and foreign political and economic events and policies; disease; technological developments; and changes in interest rates.  These factors may affect the value of an Underlying Fund in varying ways, and different factors may cause the levels and volatilities of commodity prices to move in inconsistent directions at inconsistent rates.  Additionally, certain Underlying Funds may be concentrated in only a few, or even a single industry (e.g., energy).  These Underlying Funds are likely to be more volatile than those that hold a broad base of commodities.

Suspension or disruptions of market trading in the applicable commodities and related futures contracts may adversely affect the value of your notes.  The commodity markets are subject to disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention.  In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day.  These limits are generally referred to as “daily price fluctuation limits,” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.”  Once the limit price has been reached in a particular contract, no trades may be made at a different price.  Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices.  Any such disruption, or any other force majeure (such as an act of God, fire, flood, severe weather conditions, act of governmental authority, labor difficulty, etc.) could have an adverse effect on the value of or trading in shares of the applicable Underlying Fund and, therefore, the value of the notes.

Legal and regulatory changes could adversely affect the return on and value of your notes. The value of the commodities held by an Underlying Fund could be adversely affected by new laws or regulations or by the reinterpretation of existing laws or regulations (including, without limitation, those related to taxes and duties on commodities and futures contracts) by one or more governments, courts, or other official bodies.

In the U.S., the regulation of commodity transactions is subject to ongoing modification by governmental and judicial action. For example, the U.S. Commodity Futures Trading Commission (“CFTC”) has interpreted the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), which was enacted in July 2010, to require the CFTC to impose limits on the size of positions that can be held by market participants in futures contracts and OTC derivatives on certain physical commodities. The CFTC’s rules providing for such position limits have been, and may in the future be, subject to litigation challenging their validity, the potential final outcome of which cannot be known at this time.  While the ultimate scope and effect of any final and implemented position limit rules are not yet known, these limits will likely restrict the ability of many market participants to trade in the commodities markets to the same extent as they have in the past, including affecting their ability to enter into or maintain hedge positions in the applicable commodity or futures contracts.  These rules and various other legislative and regulatory requirements may, among other things, reduce liquidity, increase market volatility, and increase costs in these markets.  These consequences could adversely affect the applicable Underlying Fund and the value of your notes.

In addition, other governmental or regulatory bodies (such as the European Commission) have proposed or may propose in the future legislation or regulations containing restrictions similar to those contemplated by Dodd-Frank, or other legislation or regulations containing other restrictions that could adversely impact the liquidity of and increase costs of participating in the commodities markets. If such legislation or regulations are adopted or other legislation or regulations are adopted in the future, they could have an adverse effect on the value of the applicable Underlying Fund and your notes.

The notes will not be regulated by the CFTC.  The notes will not be interests in a commodity pool nor will they be regulated by the CFTC as a commodity pool.  Further, we will not be registered with the CFTC as a commodity pool operator.  The notes will not constitute investments by you or by us on your behalf in futures contracts traded on regulated futures exchanges, which may only be transacted through a person registered with the CFTC as a “futures commission merchant” (“FCM”).  We are not registered with the CFTC as an FCM, and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections for persons who trade in futures contracts or who invest in regulated commodity pools.

An Underlying Fund may include commodities or futures contracts traded on foreign exchanges that are less regulated than U.S. markets and may involve different and greater risks than trading on U.S. exchanges.  An Underlying Fund may own commodities or futures contracts that trade on exchanges located outside the U.S.  The regulations of the CFTC do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on U.S. exchanges.  Certain foreign markets may be more susceptible to disruption than U.S. exchanges due to the lack of a government-regulated clearinghouse system.  Trading on foreign exchanges also involves certain other risks that are not applicable to trading on U.S. exchanges.  Those risks include (a) exchange rate risk relative to the U.S. dollar; (b) exchange controls; (c) expropriation; (d) burdensome or confiscatory taxation; and (e) moratoriums, and political or diplomatic events.  It may also be more costly and difficult for participants in those markets to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of investors in the relevant commodities or contracts.  These factors could reduce the price of the applicable Underlying Fund and the value of your notes.

Other Risk Factors Relating to the Applicable Market Measure

The applicable term sheet may set forth additional risk factors as to the Market Measure that you should review prior to purchasing the notes.

SUPPLEMENTAL USE OF PROCEEDS AND HEDGING

Unless otherwise specified in any term sheet, we intend to use the proceeds from each offering of the notes or our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland.  We may also use some or all of the proceeds from any offering to hedge our obligations under the notes.  In addition, we may also invest the proceeds temporarily in short-term securities.  The net proceeds will be applied exclusively outside Switzerland unless Swiss fiscal laws allow such usage in Switzerland without triggering Swiss withholding taxes on interest payments on debt instruments.

DESCRIPTION OF THE NOTES

General

The notes are part of a series of senior debt securities that we may issue under our senior indenture, dated as of March 29, 2007, as it has been and may be amended from time to time, between Credit Suisse and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “senior indenture”). This product supplement summarizes financial and other terms that apply generally to the notes and, to the extent it is inconsistent with, supersedes the description of the general terms and provisions of the notes and debt securities set forth under the headings “Description of Notes” in the prospectus supplement and “Description of Debt Securities” in the prospectus.  These documents should be read in connection with the applicable term sheet.

The maturity date of the notes and the aggregate principal amount of each issue of the notes will be stated in the term sheet. If the scheduled maturity date (or any Call Settlement Date) is not a business day, we will make the required payment on the next business day, and no interest will accrue as a result of such delay.

We will not pay interest on the notes. The notes do not guarantee the return of principal at maturity. The notes will be payable only in U.S. dollars.

Unless automatically called prior to the maturity date or under the limited circumstances set forth below, the notes will mature on the date set forth in the applicable term sheet.  Prior to the maturity date, the notes are not redeemable at the option of any holder.

The notes are not subject to any sinking fund. The notes are not subject to the defeasance provisions described in the prospectus under the caption “Description of Debt Securities—Defeasance.”

We will issue the notes in denominations of whole units.  Unless otherwise set forth in the applicable term sheet, each unit will have a principal amount of $10.  The CUSIP number for each issue of the notes will be set forth in the applicable term sheet.  You may transfer the notes only in whole units.

Automatic Call

The notes will be called, in whole but not in part, if the Observation Level of the Market Measure on any Observation Date is greater than or equal to the Call Level set forth in the applicable term sheet.

If the notes are called on an Observation Date, for each unit of notes that you own, we will pay you the Call Amount applicable to that Observation Date.  The “Call Amount” will be equal to the principal amount plus the applicable Call Premium.  The “Call Premium” will be a percentage of the principal amount.

The Observation Dates and the related Call Amounts and Call Premiums will be specified in the applicable term sheet.

Unless otherwise specified in the applicable term sheet, if the notes are automatically called on an Observation Date (other than the final Observation Date), we will redeem the notes and pay the applicable Call Amount on the applicable Call Settlement Date.  Each “Call Settlement Date” will occur on approximately the fifth business day after the applicable

Observation Date, subject to postponement as described below.  If the notes are called on the final Observation Date, we will redeem the notes and pay the applicable Call Amount on the maturity date.

Unless otherwise indicated in the applicable term sheet, if a scheduled Observation Date (other than the final Observation Date) is not a trading day (as defined below) or if there is a Market Disruption Event on that day, the applicable Observation Date will be the immediately succeeding trading day during which no Market Disruption Event occurs or is continuing; provided that the Observation Level will not be determined on a date later than the fifth scheduled trading day after the scheduled Observation Date, and if that day is not a trading day, or if there is a Market Disruption Event on that date, the calculation agent will determine the Observation Level (or, if not determinable, estimate) in a manner which the calculation agent considers commercially reasonable under the circumstances on that fifth scheduled trading day.

If the scheduled final Observation Date is not a trading day or if there is a Market Disruption Event on that day, the final Observation Date will be the immediately succeeding trading day during which no Market Disruption Event occurs or is continuing; provided that the Ending Value will be determined (or, if not determinable, estimated) by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances on a date no later than the second scheduled trading day prior to the maturity date, regardless of the occurrence of a Market Disruption Event on that second scheduled trading day.

If, due to a Market Disruption Event or otherwise, a scheduled Observation Date (other than the final Observation Date) is postponed, the Call Settlement Date, if applicable, will be approximately the fifth business day following the Observation Date as postponed, unless otherwise specified in the applicable term sheet.

A “business day” is any day other than a day on which banking institutions in New York, New York are authorized or required by law, regulation, or executive order to close or a day on which transactions in U.S. dollars are not conducted.

A “trading day” is, with respect to any Underlying Fund, a day on which trading is generally conducted (or was scheduled to have been generally conducted, but for the occurrence of a Market Disruption Event) on the New York Stock Exchange (the “NYSE”), the NASDAQ Global Market, the Chicago Board Options Exchange, and in the over-the-counter market for equity securities in the United States, or any successor exchange or market, or in the case of  an Underlying Fund traded on one or more non-U.S. securities exchanges or markets, on the principal non-U.S. securities exchange or market for that security.

Payment at Maturity

If the notes are not called prior to the maturity date, then at maturity, subject to our credit risk as issuer of the notes, you will receive a Redemption Amount, denominated in U.S. dollars.  The “Redemption Amount” will be calculated as follows:

•	If the Ending Value is greater than or equal to the Threshold Value, then the Redemption Amount will equal the principal amount.

•	If the Ending Value is less than the Threshold Value, then the Redemption Amount will equal:

The Redemption Amount will not be less than zero.

The “Threshold Value” will be a value of the Market Measure that equals a specified percentage of the Starting Value, which will be less than or equal to 100%. The Threshold Value will be determined on the pricing date and set forth in the term sheet.  If the Threshold Value is equal to 100% of the Starting Value, then the Redemption Amount for the notes will be less than the principal amount if the notes are not called and there is any decrease in the value of the Market Measure from the Starting Value to the Ending Value, and you may lose all of your investment in the notes.

Each term sheet will provide examples of payments on the notes based on a hypothetical Starting Value, Call Level, and Threshold Value and hypothetical Observation Levels, Ending Values, and Call Amounts.

The term sheet will set forth information as to the specific Market Measure, including information as to the historical values of the Market Measure.  However, historical values of the Market Measure are not indicative of its future performance or the performance of your notes.

An investment in the notes does not entitle you to any ownership interest in any Underlying Fund, including any voting rights, dividends paid or other distributions made by any Underlying Fund, or any other rights with respect to the Underlying Fund or its underlying assets.

The Starting Value, the Observation Level and the Ending Value

Starting Value

Unless otherwise specified in the term sheet, the “Starting Value” will be the price of the Underlying Fund on the pricing date, determined as set forth in the term sheet.

If the Market Measure consists of a Basket, the Starting Value will be equal to 100.  See “—Basket Market Measures.”

Observation Level

Unless otherwise specified in the term sheet, the “Observation Level” will equal the Closing Market Price of the Underlying Fund on the applicable Observation Date multiplied by the Price Multiplier on that day.

If the Market Measure consists of a Basket, the Starting Value, each Observation Level and the Ending Value of the Basket will be determined as described in “—Basket Market Measures.”

Ending Value

The “Ending Value” will be the Observation Level on the final Observation Date.

The “Closing Market Price” for one share of any Underlying Fund (or one unit of any other security for which a Closing Market Price must be determined) on any trading day means any of the following:

•
if the Underlying Fund (or such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of The NASDAQ Global Market, the official closing price), of the principal trading session on that day on the principal U.S. securities exchange registered under the Exchange Act on which the Underlying Fund (or such other security) is listed or admitted to trading;

•
if the Underlying Fund (or such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board, the last reported sale price of the principal trading session on the OTC Bulletin Board on that day;

•
if the Underlying Fund (or such other security) is issued by a foreign issuer and its closing price cannot be determined as set forth in the two bullet points above, and the Underlying Fund (or such other security) is listed or admitted to trading on a non-U.S. securities exchange or market, the last reported sale price, regular way, of the principal trading session on that day on the primary non-U.S. securities exchange or market on which the Underlying Fund (or such other security) is listed or admitted to trading (converted to U.S. dollars using such exchange rate as the calculation agent, in its sole discretion, determines to be commercially reasonable); or

•
if the Closing Market Price cannot be determined as set forth in the prior bullets, the mean, as determined by the calculation agent, of the bid prices for the Underlying Fund (or such other security) obtained from as many dealers in that security (which may include us, MLPF&S and/or any of our respective affiliates), but not exceeding three, as will make the bid prices available to the calculation agent. If no such bid price can be obtained, the Closing Market Price will be determined (or, if not determinable, estimated) by the calculation agent in its sole discretion in a commercially reasonable manner.

The initial “Price Multiplier” for an Underlying Fund will be one, unless otherwise set forth in the applicable term sheet. The Price Multiplier will be subject to adjustment for certain corporate events relating to an Underlying Fund described below under “—Anti-Dilution and Discontinuance Adjustments.”

Market Disruption Events

As to any Underlying Fund, a “Market Disruption Event” means any of the following events, as determined by the calculation agent in its sole discretion:

(A)
the suspension of or material limitation of trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, of the shares of the Underlying Fund (or the successor underlying fund (as defined below)) on the primary exchange where such shares trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session);

(B)
the suspension of or material limitation of trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the shares of the Underlying Fund (or the successor underlying fund) as determined by the calculation agent (without taking into account any extended or after-hours trading session), in options contracts or futures contracts related to the shares of the Underlying Fund;

(C)
the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where component stocks of the relevant Underlying Index (or the successor underlying index (as defined below)) trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session), in 20% or more of the stocks which then comprise the Underlying Index or any successor underlying index;

(D)
the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the relevant Underlying Index (or the successor underlying index) as determined by the calculation agent (without taking into account any extended or after-hours trading session), in options contracts or futures contracts related to the Underlying Index or any successor underlying index; or

(E)	the determination that the scheduled Observation Date is not a trading day by reason of an extraordinary event, occurrence, declaration, or otherwise.

For the purpose of determining whether a Market Disruption Event has occurred:

(1)
a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)
a decision to permanently discontinue trading in the shares of the Underlying Fund (or successor underlying fund) or the relevant futures or options contracts relating to those shares or the relevant Underlying Index (or any successor underlying index) will not constitute a Market Disruption Event;

(3)
a suspension in trading in a futures or options contract on the shares of the  Underlying Fund (or successor underlying fund) or the relevant Underlying Index (or any successor underlying index), by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts, will each constitute a suspension of or material limitation on trading in futures or options contracts relating to the Underlying Fund;

(4)
subject to paragraph (3) above, a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(5)
if applicable to an Underlying Fund or an Underlying Index with component stocks listed on the NYSE, for the purpose of clauses (A) and (C) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material.”

Anti-Dilution and Discontinuance Adjustments

As to any Underlying Fund, the calculation agent, in its sole discretion, may, and in some cases, will, adjust the Price Multiplier (and as a result, the Observation Level and the Ending Value), and any other terms of the notes (such as the Starting Value), if an event described below occurs after the pricing date and on or before the final Observation Date and if the calculation agent determines that such an event has a diluting or concentrative effect on the theoretical value of the shares of the Underlying Fund or successor underlying fund.

The Price Multiplier resulting from any of the adjustments specified below will be rounded to the eighth decimal place with five one-billionths being rounded upward. No adjustments to the Price Multiplier will be required unless the adjustment would require a change of at least 0.1% in the Price Multiplier then in effect.  Any adjustment that would require a change of less than 0.1% in the Price Multiplier which is not applied at the time of the event may be reflected at the time of any subsequent adjustment that would require a change of the Price Multiplier. The required adjustments specified below do not cover all events that could affect the Underlying Fund.

No adjustments to the Price Multiplier or any other terms of the notes will be required other than those specified below. However, the calculation agent may, at its sole discretion, make additional adjustments to the Price Multiplier or any other terms of the notes to reflect changes to the Underlying Fund if the calculation agent determines that the adjustment is appropriate to ensure an equitable result.

The calculation agent will be solely responsible for the determination of any adjustments to the Price Multiplier or any other terms of the notes and of any related determinations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described below; its determinations and calculations will be conclusive absent a determination of a manifest error.

No adjustments are required to be made for certain other events, such as offerings of equity securities by the Underlying Fund for cash or in connection with the occurrence of a partial tender or exchange offer for shares of the Underlying Fund by the Underlying Fund.

Following an event that results in an adjustment to the Price Multiplier or any of the other terms of the notes, the calculation agent may (but is not required to) provide holders of the notes with information about that adjustment as it deems appropriate, depending on the nature of the adjustment.  Upon written request by any holder of the notes, the calculation agent will provide that holder with information about such adjustment.

Anti-Dilution Adjustments

The calculation agent, in its sole discretion and as it deems reasonable, may adjust the Price Multiplier and other terms of the notes, and hence the Observation Level and the Ending Value, as a result of certain events related to an Underlying Fund, which include, but are not limited to, the following:

Stock Splits and Reverse Stock Splits. If an Underlying Fund is subject to a stock split or reverse stock split, then once such split has become effective, the Price Multiplier will be adjusted such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

the number of shares that a holder of one share of the Underlying Fund before the effective date of the stock split or reverse stock split would have owned immediately following the applicable effective date.

For example, a two-for-one stock split would ordinarily change a Price Multiplier of one into a Price Multiplier of two.  In contrast, a one-for-two reverse stock split would ordinarily change a Price Multiplier of one into a Price Multiplier of one-half.

Stock Dividends.  If an Underlying Fund is subject to (i) a stock dividend (i.e., an issuance of additional shares of Underlying Fund) that is given ratably to all holders of the Underlying Fund or (ii) a distribution of additional shares of the Underlying Fund as a result of the triggering of any provision of the organizational documents of the Underlying Fund or otherwise, then, once the dividend has become effective and the Underlying Fund is trading ex-dividend, the Price Multiplier will be adjusted on the ex-dividend date such that the new Price Multiplier will equal the prior Price Multiplier plus the product of:

•	the prior Price Multiplier; and

•	the number of additional shares issued in the stock dividend with respect to one share of the Underlying Fund;

provided that no adjustment will be made for a stock dividend for which the number of shares of the Underlying Fund paid or distributed is based on a fixed cash equivalent value, unless such distribution is an Extraordinary Dividend (as defined below).

For example, a stock dividend of one new share for each share held would ordinarily change a Price Multiplier of one into a Price multiplier of two.

Extraordinary Dividends.  There will be no adjustments to the Price Multiplier to reflect any cash dividends or cash distributions paid with respect to an Underlying Fund other than Extraordinary Dividends, as described below, and distributions described under the sections entitled “—Other Distributions” and “—Reorganization Events” below.

An “Extraordinary Dividend” means, with respect to a cash dividend or other distribution with respect to an Underlying Fund, a dividend or other distribution that the calculation agent determines, in its sole discretion, is not declared or otherwise made according to the Underlying Fund’s then existing policy or practice of paying such dividends on a quarterly or other regular basis. If an Extraordinary Dividend occurs, the Price Multiplier will be adjusted on the ex-dividend date such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•
a fraction, the numerator of which is the Closing Market Price per share of the Underlying Fund on the trading day preceding the ex-dividend date and the denominator of which is the amount by which the Closing Market Price per share of the Underlying Fund on that preceding trading day exceeds the Extraordinary Dividend Amount.

The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend will equal:

•	in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of the Underlying Fund of that Extraordinary

Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for that share; or

•	in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of the Underlying Fund of that Extraordinary Dividend.

To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, whose determination will be conclusive.  A distribution on the Underlying Fund described under the sections entitled “—Other Distributions” and “—Reorganization Events” below that also constitutes an Extraordinary Dividend will only cause an adjustment under those respective sections.

Other Distributions.  If the Underlying Fund, after the pricing date, declares or makes a distribution to all holders of the shares of the Underlying Fund of any class of its securities (other than shares of the Underlying Fund), evidences of its indebtedness or other non-cash assets, including, but not limited to, transferable rights and warrants, then, in each of these cases, the Price Multiplier will be adjusted such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•
a fraction, the numerator of which will be the Closing Market Price per share of the Underlying Fund, and the denominator of which will be the Closing Market Price per share of the Underlying Fund, less the fair market value, as determined by the calculation agent, as of the time the adjustment is effected of the portion of the capital stock, evidences of indebtedness, rights or warrants, or other non-cash assets so distributed or issued applicable to one share of the Underlying Fund.

Reorganization Events

If after the pricing date and on or prior to the final Observation Date, as to any Underlying Fund, the Underlying Fund, or its successor, has been subject to a merger, combination, consolidation, or statutory exchange of securities with another exchange traded fund, and the Underlying Fund is not the surviving entity, then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the Price Multiplier or any other terms of the notes as the calculation agent, in its sole discretion, determines appropriate to account for the economic effect on the notes of that event (including adjustments to account for changes in volatility, expected dividends, stock loan rate, or liquidity relevant to the Underlying Fund or to the notes), and determine the effective date of that adjustment.  If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem the Underlying Fund to be de-listed, liquidated, discontinued, or otherwise terminated, the treatment of which is described below under “—Discontinuance of an Underlying Fund.”

Discontinuance of an Underlying Fund

If shares of an Underlying Fund are de-listed from its primary securities exchange (or any other relevant exchange), liquidated, or otherwise terminated, the calculation agent will substitute an exchange traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued Underlying Fund (that exchange traded fund being referred to herein as a “successor underlying fund”).  In that event, the calculation agent will adjust the Price Multiplier, as necessary, such that the successor underlying fund closely replicates the performance of the Underlying Fund.

If an Underlying Fund (or a successor underlying fund) is de-listed, liquidated, or otherwise terminated and the calculation agent determines that no adequate substitute for the Underlying Fund (or a successor underlying fund) is available, then the calculation agent will, in its sole discretion, calculate the Closing Market Price of that Underlying Fund (or a successor underlying fund) by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate that Underlying Fund (or a successor underlying fund).  If the calculation agent determines that no such computation methodology will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the maturity date of the notes to be accelerated as described below.

If a successor underlying fund is selected or the calculation agent calculates the Closing Market Price by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Underlying Fund (or a successor underlying fund), that successor underlying fund or substitute computation methodology, as applicable, will be substituted for the Underlying Fund (or that successor underlying fund) for all purposes of the notes.

If at any time:

•
an Underlying Index (or the underlying index related to a successor underlying fund) is discontinued or ceases to be published and (i) the Market Measure Publisher of the Underlying Index or another entity does not publish a successor or substitute underlying index that the calculation agent determines, in its sole discretion, to be comparable to the Underlying Index (a “successor underlying index”) or (ii) the Market Measure Publisher of the Underlying Fund does not announce that the Underlying Fund will track the successor underlying index; or

•
an Underlying Fund (or a successor underlying fund) in any way is modified (including, but not limited to, a material change in the investment policies, objectives or methodology of the Underlying Fund, or a material change to the related Underlying Index) so that the Underlying Fund does not, in the opinion of the calculation agent, fairly represent the price per share of that Underlying Fund (or that successor underlying fund) had those changes or modifications not been made;

then, from and after that time, the calculation agent will make those calculations and adjustments that, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a Closing Market Price of that Underlying Fund (or that successor underlying fund) as if those changes or modifications had not been made.  The calculation agent also may determine that no adjustment is required.  If the calculation agent determines that no such calculation or adjustment will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the maturity date of the notes to be accelerated as described below.

The calculation agent will be solely responsible for the method of calculating the Closing Market Price of the Underlying Fund (or any successor underlying fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Notwithstanding these alternative arrangements, any modification or discontinuance of the Underlying Fund or the related Underlying Index may adversely affect trading in the notes.

If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the notes to be accelerated to the fifth business day (the “date of acceleration”) following the date of that determination and the amount payable to you will be calculated as though the date of acceleration were the stated maturity date of the notes and as if the final Observation Date were five trading days prior to the date of acceleration.  Additionally, if the notes are accelerated, the calculation agent shall pro-rate the applicable Call Premium and Call Amount, if any, according to the period of time elapsed between the settlement date of the notes and the date of acceleration.  In addition, the notes will not bear a default interest rate.

Basket Market Measures

If the Market Measure to which your notes are linked is a Basket, the Basket Components will be set forth in the term sheet.  We will assign each Basket Component a weighting (the “Initial Component Weight”) so that each Basket Component represents a percentage of the Starting Value of the Basket on the pricing date.  We may assign the Basket Components equal Initial Component Weights, or we may assign the Basket Components unequal Initial Component Weights.  The Initial Component Weight for each Basket Component will be stated in the term sheet.

Determination of the Component Ratio for Each Basket Component

The “Starting Value” of the Basket will be equal to 100.  We will set a fixed factor (the “Component Ratio”) for each Basket Component on the pricing date, based upon the weighting of that Basket Component.  The Component Ratio for each Basket Component will be calculated on the pricing date and will equal:

•	the Initial Component Weight (expressed as a percentage) for that Basket Component, multiplied by 100; divided by

•	the Closing Market Price of that Basket Component on the pricing date.

Each Component Ratio will be rounded to eight decimal places.

The Component Ratios will be calculated in this way so that the Starting Value of the Basket will equal 100 on the pricing date.  The Component Ratios will not be revised subsequent to their determination on the pricing date, except that the calculation agent may in its good faith judgment adjust the Component Ratio of any Basket Component in the event that Basket Component is materially changed or modified in a manner that does not, in the opinion of the calculation agent, fairly represent the value of that Basket Component had those material changes or modifications not been made.

The following table is for illustration purposes only, and does not reflect the actual composition, Initial Component Weights, or Component Ratios, which will be set forth in the term sheet.

Example: The hypothetical Basket Components are Fund ABC, Fund XYZ, and Fund RST, with their Initial Component Weights being 50.00%, 25.00% and 25.00%, respectively, on a hypothetical pricing date:

Basket Component	Initial Component Weight	Hypothetical Closing Market Price(1)	Hypothetical Component Ratio(2)	Initial Basket Value Contribution
Fund ABC	50.00%	50.00	1.00000000	50.00
Fund XYZ	25.00%	24.00	1.04166667	25.00
Fund RST	25.00%	10.00	2.50000000	25.00
Starting Value				100.00
(1)	This column sets forth the hypothetical Closing Market Price of each Basket Component on the hypothetical pricing date.
(2)
The hypothetical Component Ratio equals the Initial Component Weight (expressed as a percentage) of each Basket Component multiplied by 100, and then divided by the Closing Market Price of that Basket Component on the hypothetical pricing date, with the result rounded to eight decimal places.

Observation Level of the Basket

The calculation agent will calculate the value of the Basket by summing the products of the Closing Market Price of each Basket Component on the applicable Observation Date multiplied by its Price Multiplier on that day, and the Component Ratio for each Basket Component.  The value of the Basket will vary based on the increase or decrease in the price of each Basket Component.  Any increase in the price of a Basket Component (assuming no change in the price of the other Basket Component or Basket Components) will result in an increase in the value of the Basket.  Conversely, any decrease in the price of a Basket Component (assuming no change in the price of the other Basket Component or Basket Components) will result in a decrease in the value of the Basket.

Unless otherwise specified in the term sheet, if, for any Basket Component (an “Affected Basket Component”), (i) a Market Disruption Event occurs on a scheduled Observation Date, or (ii) any scheduled Observation Date is not a trading day (any such day in either (i) or (ii) being a “non-calculation day”), the calculation agent will determine the value of the Basket Components for that non-calculation day, and as a result, the relevant Observation Level, as follows:

•	The Closing Market Price of each Basket Component that is not an Affected Basket Component will be its Closing Market Price on that non-calculation day.

•
The Closing Market Price of each Basket Component that is an Affected Basket Component for the applicable non-calculation day will be determined in the same manner as described in the fifth and the sixth paragraphs of subsection “—

Automatic Call,” provided that references to “Observation Level” and “Ending Value” will be references to “Closing Market Price of the applicable Basket Component.”

For purposes of determining whether a Market Disruption Event has occurred as to any Basket Component, “Market Disruption Event” will have the meaning stated above in

“—Market Disruption Events.”

Role of the Calculation Agent

The calculation agent has the sole discretion to make all determinations regarding the notes as described in this product supplement, including determinations regarding the Starting Value, the Call Level, the Threshold Value, each Observation Level, the Ending Value, the Price Multiplier, the Closing Market Price, whether the notes will be called, the Redemption Amount, Market Disruption Events, a successor underlying fund, business days, trading days and non-calculation days, and determinations related to the discontinuance of any Underlying Fund.  Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

We may act as the calculation agent, or we may appoint MLPF&S or one of its affiliates to act as the calculation agent for the notes.  Alternatively, we and MLPF&S or one of its affiliates may act as joint calculation agents for the notes.  When we refer to a “calculation agent” in this product supplement or in any term sheet, we are referring to the applicable calculation agent or joint calculation agents, as the case may be.  We may change the calculation agent at any time without notifying you.  The identity of the calculation agent will be set forth in the applicable term sheet.

Purchases

We may at any time purchase the notes, which may, in our sole discretion, be held, sold or cancelled.

Cancellation

Upon the purchase and surrender for cancellation of any notes by us or the automatic call of any notes, such notes will be cancelled by the trustee.

Book-Entry, Delivery and Form

We will issue the notes in the form of one or more fully registered global securities, or the global notes, in denominations of $10 or integral multiples of $10 greater than $10 or such other denominations specified in the applicable term sheet. We will deposit the notes with, or on behalf of, DTC, as the depositary, and will register the notes in the name of Cede & Co., DTC’s nominee. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

As long as the notes are represented by the global notes, we will make all payments on the notes, if any, to or as directed by DTC as the registered holder of the global notes. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date.

For a further description of procedures regarding global securities representing book-entry securities, we refer you to “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Book-Entry System” in the accompanying prospectus and “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement.

Events of Default and Acceleration

Events of default are defined in the senior indenture.  If such an event occurs and is continuing, unless otherwise stated in the term sheet, the amount payable to a holder of the notes upon any acceleration permitted under the senior indenture will be equal to the payment described under the captions “—Automatic Call” or “—Payment at Maturity,” determined as if the date of acceleration were the maturity date of the notes and as if the final Observation Date were five trading days prior to the date of acceleration. The calculation agent shall pro-rate the applicable Call Premium and Call Amount according to the period of time elapsed between the settlement date of the notes and the date of acceleration.

If a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to the issuer, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the amount payable upon default and acceleration as described above.  In case of a default in payment of the notes, whether at their maturity or upon acceleration, and whether in an insolvency proceeding or otherwise, the notes will not accrue any default or other interest rate.

Listing

Unless otherwise specified in the applicable term sheet, the notes will not be listed on a securities exchange or quotation system.

SUPPLEMENTAL PLAN OF DISTRIBUTION

MLPF&S and one or more of its affiliates may act as our agents for any offering of the notes.  The agents may act on either a principal basis or an agency basis, as set forth in the applicable term sheet.  Each agent will be a party to a distribution agreement described in the “Plan of Distribution (Conflicts of Interest)” beginning on page S-7 of the accompanying prospectus supplement.

Each agent will receive an underwriting discount that is a percentage of the aggregate principal amount of the notes sold through its efforts, which will be set forth in the applicable term sheet.  You must have an account with the applicable agent in order to purchase the notes.

None of the agents is acting as your fiduciary or advisor solely as a result of the making of any offering of the notes, and you should not rely upon this product supplement, the term sheet, or the accompanying prospectus or prospectus supplement as investment advice or a recommendation to purchase any notes.  You should make your own investment decision regarding the notes after consulting with your legal, tax, and other advisors.

MLPF&S and its affiliates may use this product supplement, the prospectus supplement, and the prospectus, together with the applicable term sheet, in market-making transactions for any notes after their initial sale solely for the purpose of providing investors with the description of the terms of the notes that were made available to investors in connection with the initial distribution of the notes. Secondary market investors should not, and will not be authorized to rely on these documents for information regarding Credit Suisse or for any purpose other than that described in the immediately preceding sentence.

CREDIT SUISSE AG

Credit Suisse AG, London Branch (“CSLB”), was registered in England and Wales on April 22, 1993. It is, among other things, a vehicle for various funding activities of Credit Suisse AG. CSLB exists as part of Credit Suisse AG and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. CSLB is authorized and regulated by the Financial Market Supervisory Authority in Switzerland, is authorized by the Prudential Regulation Authority in the U.K., and is subject to regulation by the Financial Conduct Authority and limited regulation by the Prudential Regulation Authority in the U.K.  CSLB’s address is One Cabot Square, London EC14 4QJ, and its telephone number is +44 20 7888 8888. For additional information, see “Credit Suisse” in the accompanying prospectus.

Credit Suisse may at any time substitute another of its branches for the branch through which it acts under the notes for all purposes under the notes.  The notes will remain obligations of Credit Suisse, notwithstanding any such substitution.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes material U.S. federal income tax consequences of owning and disposing of the notes that may be relevant to holders of the notes that acquire their notes from us as part of the original issuance of the notes.  This discussion applies only to holders that hold their notes as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”).  Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

•	a financial institution,

•	a mutual fund,

•	a tax-exempt organization,

•	a grantor trust,

•	certain U.S. expatriates,

•	an insurance company,

•	a dealer or trader in securities or foreign currencies,

•	a person (including traders in securities) using a mark-to-market method of accounting,

•	a person who holds the notes as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or

•	an entity that is treated as a partnership for U.S. federal income tax purposes.

The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect.  Tax consequences under state, local and foreign laws are not addressed herein.  No ruling from the IRS has been sought as to the U.S. federal income tax consequences of the ownership and disposition of the notes, and the following discussion is not binding on the IRS.

You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of the notes, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

Characterization of the Notes

There are no statutory provisions, regulations, published rulings, or judicial decisions addressing the characterization for U.S. federal income tax purposes of the notes or securities with terms that are substantially the same as those of your notes.  Thus, the characterization of the notes is not certain.  Our special tax counsel, Orrick, Herrington & Sutcliffe LLP, has advised that the notes should be treated, for U.S. federal income tax purposes, as prepaid financial contracts, with respect to the Market Measure, that are eligible for open transaction treatment.  In the absence of an administrative or judicial ruling to the contrary, we and, by acceptance of the notes, you agree to treat the notes for all tax purposes in accordance with such characterization.  In light of the fact that we agree to treat the notes as prepaid financial contracts, the balance of this discussion assumes that the notes will be so treated.

You should be aware that the characterization of the notes as described above is not certain, nor is it binding on the IRS or the courts.  Thus, it is possible that the IRS would seek to characterize your notes in a manner that results in tax consequences to you that are different from those described below.  For example, the IRS might assert that notes with a term of more than one year constitute debt instruments that are “contingent payment debt instruments” that are subject to special tax rules under the applicable Treasury regulations governing the recognition of income over the term of your notes.  If the notes were to be treated as contingent payment debt instruments, you would be required to include in income on an economic accrual basis over the term of the notes an amount of interest that is based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your notes, or the comparable yield.  The characterization of the notes as contingent payment debt instruments under these rules is likely to be adverse.  However, if the notes had a term of one year or less, the rules for short-term debt obligations would apply rather than the rules for contingent payment debt instruments.  Under Treasury regulations, a short-term debt obligation is treated as issued at a discount equal to the difference between all payments on the obligation and the obligation’s issue price.  A cash method U.S. Holder that does not elect to accrue the discount in income currently should include the payments attributable to interest on the notes as income upon receipt.  Under these rules, any contingent payment would be taxable upon receipt by a cash basis taxpayer as ordinary interest income.  You should consult your tax advisor regarding the possible tax consequences of characterization of the notes as contingent payment debt instruments or short-term debt obligations.  It is also possible that the IRS would seek to characterize the notes as options, and thus as Code section 1256 contracts in the event that they are listed on a securities exchange.  In such case, the notes would be marked-to-market at the end of the year and 40% of any gain or loss would be treated as short-term capital gain or loss, and the remaining 60% of any gain or loss would be treated as long-term capital gain or loss.  Alternatively, the IRS might assert that the securities constitute a “constructive ownership transaction,” in which case, under Code section 1260, all or a portion of your gain, if any, from the securities would be recharacterized as ordinary income, and you would be required to pay additional tax calculated by reference to interest on the tax on such recharacterized income.  We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the notes for U.S. federal income tax or other tax purposes.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your notes for U.S. federal income tax purposes.

U.S. Holders

For purposes of this discussion, the term “U.S. Holder,” for U.S. federal income tax purposes, means a beneficial owner of notes that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes.  If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes)

holds notes, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership.  If you are a partnership, or a partner of a partnership, holding notes, you should consult your tax advisor regarding the tax consequences to you from the partnership’s purchase, ownership and disposition of the notes.

In accordance with the agreed-upon tax treatment described above (and subject to the discussion below under “Constructive Ownership Transaction Rules”), upon receipt of the Redemption Amount from us, a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received from us and the U.S. Holder’s tax basis in the note at that time.  For notes with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at maturity.  For notes with a term of one year or less, such gain or loss will be short-term capital gain or loss.

Upon the sale or other taxable disposition of a note, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. Holder’s tax basis in the note (generally its cost).  For notes with a term of more than one year (and subject to the discussion below under “Constructive Ownership Transaction Rules”), such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at the time of disposition.  For notes with a term of one year or less, such gain or loss will be short-term capital gain or loss.

Constructive Ownership Transaction Rules

If the notes have a term of more than one year, under Code section 1260, all or a portion of gain arising from certain “constructive ownership transactions” may be recharacterized as ordinary income, and certain interest charges may be imposed with respect to any such recharacterized income.  These rules by their terms may apply to any gain derived from the notes.  Code section 1260 also provides that the U.S. Department of the Treasury is to issue regulations that would exclude from the scope of Code section 1260 certain forward contracts that do not convey “substantially all of the economic return” with respect to the applicable reference asset, which in the case of the notes would be all or a portion of the underlying.  However, no such regulations have been issued despite the fact that Code section 1260 was enacted in 1999, and there can be no assurance that any regulations that may be issued would apply to notes that are issued before such regulations.  Thus, although we believe that the notes should not be considered to convey substantially all the economic return with respect to the underlying, in the absence of regulations, there can be no assurance that the notes would not be so considered or that Code section 1260 would not otherwise apply to the notes.  You should consult with your tax advisors regarding the possible application of the constructive ownership transaction rules to the notes.

Medicare Tax

Certain U.S. Holders that are individuals, estates, and trusts must pay a 3.8% tax (the “Medicare Tax”) on the lesser of the U.S. person’s (1) “net investment income” or “undistributed net investment income” in the case of an estate or trust and (2) the excess of modified adjusted gross income over a certain specified threshold for the taxable year.  “Net investment income” generally includes income from interest, dividends, and net gains from the disposition of property (such as the notes) unless such income or net gains are derived in the ordinary course of a trade or business (other than a trade or business that is a passive activity with respect to the taxpayer or a trade or business of trading in financial instruments or commodities).  Net investment income may be reduced by allowable deductions properly allocable to such gross income or net gain.  Any interest earned or deemed earned on the notes and any gain on sale or other taxable disposition of the notes will be subject to the Medicare Tax.  If you are an individual, estate, or trust, you are urged to consult with your tax advisor regarding application of Medicare Tax to your income and gains in respect of your investment in the notes.

Notes Held Through Foreign Entities

Under the “Hiring Incentives to Restore Employment Act” (“FATCA” or the “Act”) and recently finalized regulations, a 30% withholding tax is imposed on “withholdable payments” and certain “passthru payments” made to “foreign financial institutions” (as defined in the regulations or an applicable intergovernmental agreement) (and their more than 50% affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account at the institution (or the institution’s affiliates) and to annually report certain information about such account.  The term “withholdable payments” generally includes (1) payments of fixed or determinable annual or periodical gains, profits, and income (“FDAP”), in each case, from sources within the United States, and (2) gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States.  “Passthru payments” means any withholdable payment and any foreign passthru payment.  To avoid becoming subject to the 30% withholding tax on payments to them, we and other foreign financial institutions may be required to report information to the IRS regarding the holders of the notes and, in the case of holders who (i) fail to provide the relevant information, (ii) are foreign financial institutions who have not agreed to comply with these information reporting requirements, or (iii) hold the notes directly or indirectly through such non-compliant foreign financial institutions, we may be required to withhold on a portion of payments under the notes.  FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%.  If payments on the notes are determined to be from sources within the United States, we will treat such payments as withholdable payments for these purposes.

Withholding under FATCA will apply to all withholdable payments and certain passthru payments without regard to whether the beneficial owner of the payment is a U.S. person, or would otherwise be entitled to an exemption from the imposition of withholding tax pursuant to an applicable tax treaty with the United States or pursuant to U.S. domestic law.  Unless a foreign financial institution is the beneficial owner of a payment, it will be subject to refund or credit in accordance with the same procedures and limitations applicable to other taxes withheld on FDAP payments provided that the beneficial owner of the payment furnishes such information as the IRS determines is necessary to determine whether such beneficial owner is a United States owned foreign entity and the identity of any substantial United States owners of such entity.

Pursuant to the recently finalized regulations described above and IRS Notice 2013-43, and subject to the exceptions described below, FATCA’s withholding regime generally will apply to (i) withholdable payments (other than gross proceeds of the type described above) made after June 30, 2014 (other than certain payments made with respect to a “preexisting obligation,” as defined in the regulations); (ii) payments of gross proceeds of the type described above with respect to a sale or disposition occurring after December 31, 2016; and (iii) foreign passthru payments made after the later of December 31, 2016, or the date that final regulations defining the term ”foreign passthru payment” are published.  Notwithstanding the foregoing, the provisions of FATCA discussed above generally will not apply to (a) any obligation (other than an instrument that is treated as equity for U.S. tax purposes or that lacks a stated expiration or term) that is outstanding on July 1, 2014 (a “grandfathered obligation”); (b) any obligation that produces withholdable payments solely because the obligation is treated as giving rise to a dividend equivalent pursuant to Code section 871(m) and the regulations thereunder that is outstanding at any point prior to six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents; and (c) any agreement requiring a secured party to make payments with respect to collateral securing one or more grandfathered obligations (even if the collateral is not itself a grandfathered obligation).  Thus, if you hold your notes through a foreign financial institution or foreign entity, a portion of any of your payments made after June 30, 2014, may be subject to 30% withholding.

Non-U.S. Holders Generally

Except as provided under “Notes Held Through Foreign Entities” and “Substitute Dividend and Dividend Equivalent Payments,” payments made with respect to the notes to a holder of the notes that is not a U.S. Holder (a “Non-U.S. Holder”) and that has no connection with the United States other than holding its notes will not be subject to U.S. withholding tax, provided that such Non-U.S. Holder complies with applicable certification requirements.  Any gain realized upon the sale or other disposition of the notes by a Non-U.S. Holder generally will not be subject to U.S. federal income tax unless (1) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (2) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met.  Any effectively connected gains described in clause (1) above realized by a Non-U.S. Holder that is, or is taxable as, a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the notes should refer to the discussion above relating to U.S. Holders.

Substitute Dividend and Dividend Equivalent Payments

The Act and regulations thereunder treat a “dividend equivalent” payment as a dividend from sources within the United States.  Under the Act, unless reduced by an applicable tax treaty with the United States, such payments generally will be subject to U.S. withholding tax.  A “dividend equivalent” payment is (i) a substitute dividend payment made pursuant to a securities lending or a sale-repurchase transaction that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, (ii) a payment made pursuant to a “specified notional principal contract” (a “specified NPC”) that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, and (iii) any other payment determined by the IRS to be substantially similar to a payment described in the preceding clauses (i) and (ii).  For payments made before January 1, 2016, the regulations provide that a specified NPC is any NPC if (a) in connection with entering into the contract, any long party to the contract transfers the underlying security to any short party to the contract, (b) in connection with the termination of the contract, any short party to the contract transfers the underlying security to any long party to the contract, (c) the underlying security is not readily tradable on an established securities market, or (d) in connection with entering into the contract, the underlying security is posted as collateral by any short party to the contract with any long party to the contract.

Proposed  regulations provide that a dividend equivalent is (i) any payment of a substitute dividend made pursuant to a securities lending or sale-repurchase transaction that references the payment of a dividend from an underlying security, (ii) any payment made pursuant to a specified NPC that references the payment of a dividend from an underlying security, (iii) any payment made pursuant to a specified equity-linked instrument (a “specified ELI”) that references the payment of a dividend from an underlying security, or (iv) any other substantially similar payment.  An underlying security is any interest in an entity taxable as a domestic corporation if a payment with respect to that interest could give rise to a U.S. source dividend.  An ELI is a financial instrument (other than a securities lending or sale-repurchase transaction or an NPC) or combination of financial instruments that references one or more underlying securities to determine its value, including a futures contract, forward contract, option, contingent payment debt instrument, or other contractual arrangement.  For payments made after December 31, 2015, a specified NPC is any NPC that has a delta of 0.70 or greater with respect to an underlying security at the time of acquisition.  A specified ELI is any ELI issued on or after 90 days after the date the proposed regulations are finalized that has a delta of 0.70 or greater with respect to an underlying security at the time of acquisition.  The delta of an NPC or ELI is the ratio of the change in the fair market value of the contract to the change in the fair market value of the property referenced by the contract.  If an NPC or ELI references more than one underlying security, a separate delta must be determined with respect to each underlying security without taking into account any other underlying security or other property or liability.  If an NPC (or ELI) references more than one underlying security, the NPC (or ELI) is a specified NPC (or specified ELI) only with respect to underlying securities for which the NPC (or ELI) has a delta of 0.70 or greater at the time that the long party acquires the NPC (or ELI).  The proposed regulations provide an exception for qualified indices that satisfy certain criteria; however, it is not entirely clear how the proposed regulations will apply to notes that are linked to certain indices or baskets.  The proposed regulations provide that a payment includes a dividend equivalent payment whether there is an explicit or implicit reference to a dividend with respect to the underlying security.

We will treat any portion of a payment or deemed payment on the notes (including, if appropriate, the payment of the purchase price) that is substantially similar to a dividend as a dividend equivalent payment, which will be subject to U.S. withholding tax unless reduced by an applicable tax treaty and a properly executed IRS Form W-8 (or other qualifying documentation) is provided.  If withholding applies, we will not be required to pay any additional amounts with respect to amounts withheld.  The proposed regulations are extremely complex.  Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences to them of these proposed regulations and whether payments or deemed payments on the notes constitute dividend equivalent payments.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

The notes may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds a note at the time of his or her death.  The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States.  Individual Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the notes at death.

IRS Notice and Proposed Legislation on Certain Financial Transactions

In Notice 2008-2, the IRS and the Treasury Department stated they are considering issuing new regulations or other guidance on whether holders of an instrument such as the notes should be required to accrue income during the term of the instrument. The IRS and Treasury Department also requested taxpayer comments on (1) the appropriate method for accruing income or expense (e.g., a mark-to-market methodology or a method resembling the noncontingent bond method), (2) whether income and gain on such an instrument should be ordinary or capital, and (3) whether foreign holders should be subject to withholding tax on any deemed income accrual. Additionally, unofficial statements made by IRS officials have indicated that they will soon be addressing the treatment of prepaid forward contracts in proposed regulations.

Accordingly, it is possible that regulations or other guidance may be issued that require holders of the notes to recognize income in respect of the notes prior to receipt of any payments thereunder or sale thereof. Any regulations or other guidance that may be issued could result in income and gain (either at maturity or upon sale) in respect of the notes being treated as ordinary income. It is also possible that a Non-U.S. Holder of the notes could be subject to U.S. withholding tax in respect of the notes under such regulations or other guidance. It is not possible to determine whether such regulations or other guidance will apply to your notes (possibly on a retroactive basis). You are urged to consult your tax advisor regarding Notice 2008-2 and its possible impact on you.

More recently, on February 26, 2014, the Chairman of the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments.  If enacted as proposed, the effect of that legislation generally would be to require instruments such as the notes acquired after December 31, 2014, or any notes held after December 31, 2019, to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.  You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Information Reporting Regarding Specified Foreign Financial Assets

The Act and temporary and proposed regulations generally require individual U.S. Holders (“specified individuals”) and “specified domestic entities” with an interest in any “specified foreign financial asset” to file an annual report on IRS Form 8938 with information relating to the asset, including the maximum value thereof, for any taxable year in which the aggregate value of all such assets is greater than $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year.  Certain individuals are permitted to have an interest in a higher aggregate value of such assets before being required to file a report.  The proposed regulations relating to specified domestic entities apply to taxable years beginning after December 31, 2011.  Under the proposed regulations, “specified domestic entities” are domestic entities that are formed or used for the purposes of holding, directly or indirectly, specified foreign financial assets.  Generally, specified domestic entities are certain closely held corporations and partnerships that meet passive income or passive asset tests and, with certain exceptions, domestic trusts that have a specified individual as a current beneficiary and exceed the reporting threshold.  Specified foreign financial assets include any depository or custodial account held at a foreign financial institution; any debt or equity interest in a foreign financial institution if such interest is not regularly traded on an established securities market; and, if not held at a financial institution, (1) any stock or security issued by a non-U.S. person, (2) any financial instrument or contract held for investment where the issuer or counterparty is a non-U.S. person, and (3) any interest in an entity which is a non-U.S. person.

Depending on the aggregate value of your investment in specified foreign financial assets, you may be obligated to file an IRS Form 8938 under this provision if you are an individual U.S. Holder.  Pursuant to a recent IRS Notice, reporting by domestic entities of interests in specified foreign financial assets will not be required before the date specified by final regulations, which will not be earlier than taxable years beginning after December 31, 2012.  Penalties apply to any failure to file IRS Form 8938.  Additionally, in the event a U.S. Holder (either a specified individual or specified domestic entity) does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related tax year may not close before the date which is three years after the date such information is filed. You should consult your tax advisor as to the possible application to you of this information reporting requirement and related statute of limitations tolling provision.

Backup Withholding and Information Reporting

A holder of the notes (whether a U.S. Holder or a Non-U.S. Holder) may be subject to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules.  Backup withholding is not an additional tax.  You can claim a credit against your U.S. federal income tax liability for amounts withheld under the backup withholding rules, and amounts in excess of your liability are refundable if you provide the required information to the IRS in a timely fashion.  A holder of the notes may also be subject to information reporting to the IRS with respect to certain amounts paid to such holder unless it (1) is a Non-U.S. Holder and provides a properly executed IRS Form W-8 (or other qualifying documentation) or (2) otherwise establishes a basis for exemption.

ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing, or other employee benefit plan subject to ERISA (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the notes.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we, the agents, and certain of our respective subsidiaries and affiliates may be each considered a party in interest within the meaning of ERISA, or a disqualified person (within the meaning of the Code), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the notes are acquired by or with the assets of a Plan with respect to which we or any of our affiliates is a party in interest, unless the notes are acquired under an exemption from the prohibited transaction rules.  A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

Under ERISA and various PTCEs issued by the U.S. Department of Labor, exemptive relief may be available for direct or indirect prohibited transactions resulting from the purchase, holding, or disposition of the notes.  Those exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), PTCE 84-14 (for certain transactions determined by independent qualified asset managers), and the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain arm’s-length transactions with a person that is a party in interest solely by reason of providing services to Plans or being an affiliate of such a service provider (the “Service Provider Exemption”).

Because we may be considered a party in interest with respect to many Plans, the notes may not be purchased, held, or disposed of by any Plan, any entity whose underlying assets include plan assets by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing plan assets of any Plan, unless such purchase, holding, or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or the Service Provider Exemption, or such purchase, holding, or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the notes will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the notes that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such notes on behalf of or with plan assets of any Plan or with any assets of a governmental, church, or foreign plan that is subject to any federal, state, local, or foreign law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b) its purchase, holding, and disposition are eligible for exemptive relief or such purchase, holding, and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental, church, or foreign plan, any substantially similar federal, state, local, or foreign law).

Further, any person acquiring or holding the notes on behalf of any plan or with any plan assets shall be deemed to represent on behalf of itself and such plan that (x) the plan is paying no more than, and is receiving no less than, adequate consideration within the meaning of Section 408(b)(17) of ERISA in connection with the transaction or any redemption of the notes, (y) none of us, MLPF&S, or any other agent directly or indirectly exercises any discretionary authority or control or renders investment advice or otherwise acts in a fiduciary capacity with respect to the assets of the plan within the meaning of ERISA and (z) in making the foregoing representations and warranties, such person has applied sound business principles in determining whether fair market value will be paid, and has made such determination acting in good faith.

The fiduciary investment considerations summarized above generally apply to employee benefit plans maintained by private-sector employers and to individual retirement accounts and other arrangements subject to Section 4975 of the Code, but generally do not apply to governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA).  However, these other plans may be subject to similar provisions under applicable federal, state, local, foreign, or other regulations, rules, or laws (“similar laws”).  The fiduciaries of plans subject to similar laws should also consider the foregoing issues in general terms as well as any further issues arising under the applicable similar laws.

In addition, any purchaser, that is a Plan or a Plan Asset Entity or that is acquiring the notes on behalf of a Plan or a Plan Asset Entity, including any fiduciary purchasing on behalf of a Plan or Plan Asset entity, will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the notes that (a) none of us, MLPF&S, or any of our respective affiliates is a “fiduciary” (under Section 3(21) of ERISA, or under any final or proposed regulations thereunder, or with respect to a governmental, church, or foreign plan under any substantially similar applicable law or regulation) with respect to the acquisition, holding or disposition of the notes, or as a result of any exercise by us or our affiliates of any rights in connection with the notes, (b) no advice provided by us or any of our affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser in connection with the notes and the transactions contemplated with respect to the notes, and (c) such purchaser recognizes and agrees that any communication from us or any of our affiliates to the purchaser with respect to the notes is not intended by us or any of our affiliates to be impartial investment advice and is rendered in its capacity as a seller of such notes and not a fiduciary to such purchaser.  Purchasers of the notes have exclusive responsibility for ensuring that their purchase, holding, and disposition of the notes do not violate the prohibited transaction rules of ERISA or the Code or any similar regulations applicable to governmental or church plans, as described above.

This discussion is a general summary of some of the rules which apply to benefit plans and their related investment vehicles.  This summary does not include all of the investment considerations relevant to Plans and other benefit plan investors such as governmental, church, and foreign plans and should not be construed as legal advice or a legal opinion.  Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan or other benefit plan investor consult with their legal counsel prior to directing any such purchase.